Exhibit 99.1

Thomas & Betts Corporation Reports 19% Increase in Second Quarter Net Earnings to $0.80 per Share, Excluding Unusual Items

GAAP Earnings $0.82 per Share; 2011 Full Year Earnings Guidance Range Narrowed to $3.20 to $3.35 per Share

NOTE: Financial metrics discussed in this press release are stated on a continuing operations basis and exclude unusual items in all time periods unless otherwise noted. E.P.S. amounts are on a diluted basis. The accompanying financial tables present financial information in accordance with GAAP as well as non-GAAP reconciliations for items discussed in the text. Investors are strongly encouraged to consider all available information in their evaluation of Thomas & Betts.

MEMPHIS, Tenn.--(BUSINESS WIRE)--July 21, 2011--Thomas & Betts Corporation (NYSE:TNB) today reported consolidated sales of $566.3 million for the second quarter 2011, a 13.3% year-over-year increase. Excluding acquisitions, sales increased 11%. Increased volumes in all segments contributed to the sales increase.

Second quarter 2011 net earnings were $42.5 million or $0.80 per diluted share, excluding a $0.06 per share ($4.8 million pre-tax) benefit from legal settlements and a $0.04 per share ($3.1 million pre-tax) charge for on-going facility consolidations. This compares to net earnings of $0.67 per share in the second quarter 2010 excluding a $0.06 per share ($5.3 million pre-tax) charge for environmental remediation. GAAP net earnings from continuing operations were $0.82 and $0.61 per share in the second quarter of 2011 and 2010, respectively.

“Thomas & Betts delivered a very solid performance in the second quarter with earnings at the upper end of our targeted range,” said Dominic J. Pileggi, chairman and chief executive officer. “Demand evolved largely as we expected despite increasing competitive pressures in certain sectors. We continued to execute our global vertical market strategies, refine our manufacturing footprint and take action to manage price / cost parity, allowing us to continue to deliver a compelling value proposition to our customers and helping us achieve growth across all of our key markets and geographies.”

SEGMENT HIGHLIGHTS:

Consolidated segment earnings were $103.0 million or 18.2% of sales, compared to $94.7 million or 18.9% of sales last year. Both periods exclude unusual items. The decline in segment margin reflects significantly lower Steel Structures segment margins resulting from project mix and a very competitive pricing environment.

Electrical:

Second quarter 2011 Electrical segment sales increased 12.7% to $483.8 million. Excluding acquisitions, sales increased 10% with organic growth contributing approximately four percentage points and the remainder from favorable foreign currency and price increases taken to offset rising raw material costs. Increased demand for industrial and, to a lesser extent, utility products drove the organic sales growth although construction products also saw modest organic growth during the quarter.

Electrical segment earnings were $95.5 million excluding facility consolidation charges, or 19.7% of sales in the quarter. This compares to $84.3 million or 19.6% of sales last year.

Steel Structures:

Steel Structures sales were $58.8 million, up 18.4% year over year. Segment earnings were $4.3 million or 7.3% of sales, in line with expectations but lower than the typical mid-teen range as a result of project mix and a very competitive pricing environment. Segment earnings in the second quarter of 2010 were $8 million or 16.2% of sales.

HVAC:

HVAC segment sales were $23.8 million in the quarter, up 13.2% compared to last year. HVAC earnings were $3.2 million excluding facility consolidation charges. As a percent of sales, segment margin increased 240 basis points to 13.4% of sales compared to last year, largely as a result of improved mix and manufacturing leverage.

On July 1, 2011, the company acquired the AmbiRad® Group, a privately held U.K. manufacturer of specialty HVAC products for £18 million or approximately $30 million cash. AmbiRad reported approximately $40 million in sales over the past 12 months.

BALANCE SHEET/LIQUIDITY HIGHLIGHTS:

Thomas & Betts ended the quarter with $460 million in cash and cash equivalents and over $445 million of availability under its existing credit facilities.

Working capital was 18.1% of sales and total debt to total capitalization was 26.3% at quarter end.

GUIDANCE:

“Since we last provided guidance, sentiment regarding the sustainability of the recovery has grown increasingly uncertain as unemployment remains stubbornly high in the U.S., the debt crises in Europe are broadening and macro-economic indicators continue to give mixed signals,” said Pileggi. “While we remain cautious in our market outlook for the second half of 2011, we continue to expect year-over-year improvement in demand for industrial and utility products and relatively flat demand for construction products. We will continue to leverage this growth by executing the strategic growth and operational initiatives that have proven successful thus far in helping Thomas & Betts remain the Brand of Choice and Supplier of Choice for our customers.

“We are revising our consolidated sales guidance to reflect our recent acquisition and now expect sales to grow in the low double-digit range for the full year 2011. We are also slightly narrowing the range for operating earnings to between $3.20 and $3.35 per share for the full year 2011, excluding unusual items. Previously, our earnings range was $3.15 to $3.35 per share.”

CORPORATE OVERVIEW:

Thomas & Betts Corporation (NYSE:TNB) is a global leader in the design, manufacture and marketing of essential components used to manage the connection, distribution, transmission and reliability of electrical power in industrial, construction and utility applications. With a portfolio of over 200,000 products marketed under more than 45 premium brand names, Thomas & Betts products are found wherever electricity is used. Headquartered in Memphis, Tenn., Thomas & Betts reported revenues of $2.0 billion and had approximately 8,750 employees in 2010. For more information, please visit www.tnb.com.

CONFERENCE CALL AND WEBCAST INFORMATION:
Date:	Thursday, July 21, 2011
Time:	11:00 a.m. Eastern (10:00 a.m. Central)
Phone:	201.689.8341
Code:	None
URL:	www.tnb.com (audio only)
Replay:	201-612-7415, account 9517, ID 374824 (through July 28, 2011).

CAUTIONARY STATEMENT

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are identified by terms such as “expected,” “includes,” “will” and “could” and make assumptions regarding the company’s operations, business, economic and political environment. Actual results may be materially different from any results expressed or implied by such forward-looking statements. Please see the “Risk Factors” section of the company’s current Form 10-K for further information related to these uncertainties. The company undertakes no obligation to publicly revise any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events.

FINANCIAL TABLES ATTACHED: (Unaudited)
Consolidated Statements of Operations
Segment Information
Consolidated Balance Sheets
Consolidated Statements of Cash Flows
Selected Information:
Reconciliation of Unusual Items
Reconciliation of Unusual Items – Segment Earnings
Reconciliation of Free Cash Flow
Reconciliation of Working Capital as a Percentage of Sales
Reconciliation of Total Debt-to-Total Capitalization

THOMAS & BETTS CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Year to Date

	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010

Net sales	$566,342	$499,980	$1,089,477	$953,609

Cost of sales	396,419	342,185	755,951	661,214
Gross profit	169,923	157,795	333,526	292,395
Gross profit - % of net sales	30.0%	31.6%	30.6%	30.7%

Selling, general and administrative	99,166	103,931	203,267	192,410
Selling, general and administrative - % of net sales	17.5%	20.8%	18.6%	20.2%

Earnings from operations	70,757	53,864	130,259	99,985
Earnings from operations - % of net sales	12.5%	10.8%	12.0%	10.5%

Interest expense, net	(7,959)	(8,902)	(15,724)	(17,273)
Other (expense) income, net	(717)	935	(1,702)	1,065

Earnings before income taxes	62,081	45,897	112,833	83,777

Income tax provision	18,624	13,703	33,850	25,268
Effective tax rate	30.0%	29.9%	30.0%	30.2%

Net earnings from continuing operations	43,457	32,194	78,983	58,509

Earnings from discontinued operations	-	1,407	-	3,044

Net earnings	$43,457	$33,601	$78,983	$61,553

Basic earnings (loss) per share:
Continuing operations	$0.84	$0.62	$1.53	$1.13
Discontinued operations	-	0.03	-	0.05
Net earnings	$0.84	$0.65	$1.53	$1.18

Diluted earnings (loss) per share:
Continuing operations	$0.82	$0.61	$1.49	$1.10
Discontinued operations	-	0.02	-	0.06
Net earnings	$0.82	$0.63	$1.49	$1.16

Average shares outstanding:
Basic	51,950	51,965	51,734	51,989
Diluted	53,289	53,041	53,096	53,039

THOMAS & BETTS CORPORATION AND SUBSIDIARIES
Segment Information
(In thousands)
(Unaudited)

	Quarter Ended		Year to Date

	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010

Net sales:
Electrical	$483,779	$429,341	$927,299	$796,587
Steel Structures	58,766	49,624	109,711	109,521
HVAC	23,797	21,015	52,467	47,501

Total net sales	$566,342	$499,980	$1,089,477	$953,609

Segment earnings:
Electrical	$93,180	$84,310	$180,116	$148,198
Steel Structures	4,289	8,045	8,581	17,935
HVAC	2,461	2,307	7,023	6,598

Total reportable segment earnings	$99,930	$94,662	$195,720	$172,731

Corporate expense	(5,206)	(17,703)	(16,715)	(27,590)
Depreciation and amortization expense	(20,923)	(20,261)	(41,960)	(38,721)
Share-based compensation expense	(3,044)	(2,834)	(6,786)	(6,435)
Interest expense, net	(7,959)	(8,902)	(15,724)	(17,273)
Other (expense) income, net	(717)	935	(1,702)	1,065

Earnings before income taxes	$62,081	$45,897	$112,833	$83,777

Segment earnings - % of net sales:
Electrical	19.3%	19.6%	19.4%	18.6%
Steel Structures	7.3%	16.2%	7.8%	16.4%
HVAC	10.3%	11.0%	13.4%	13.9%
Total	17.6%	18.9%	18.0%	18.1%

THOMAS & BETTS CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2011	2010

ASSETS

Current assets:
Cash and cash equivalents	$460,463	$455,198
Restricted cash	359	358
Receivables, net	306,964	230,203
Inventories	278,364	220,250
Other current assets	51,358	51,086
Total current assets	1,097,508	957,095

Net property, plant and equipment	307,489	305,796
Goodwill	976,724	967,889
Other intangible assets, net	330,507	340,544
Other assets	55,724	61,069

Total assets	$2,767,952	$2,632,393

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current maturities of long-term debt	$331	$322
Accounts payable	197,187	190,839
Accrued liabilities	138,900	126,241
Income taxes payable	9,744	26,263
Total current liabilities	346,162	343,665

Long-term debt, net of current maturities	574,060	574,090
Other long-term liabilities	235,441	247,856

Shareholders' equity	1,612,289	1,466,782

Total liabilities and shareholders' equity	$2,767,952	$2,632,393

THOMAS & BETTS CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year to Date

	June 30,	June 30,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$78,983	$61,553
Adjustments:
Depreciation and amortization	41,960	39,585
Share-based compensation expense	6,786	6,490
Deferred income taxes	3,849	(6,600)
Incremental tax benefits from share-based payment arrangements	(2,047)	(821)
Changes in operating assets and liabilities, net (a):
Receivables	(71,466)	(57,271)
Inventories	(55,419)	(21,782)
Accounts payable	3,764	18,117
Accrued liabilities	10,941	16,386
Income taxes payable	(15,191)	16,342
Other	(5,516)	5,454
Net cash provided by (used in) operating activities	(3,356)	77,453

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of businesses, net of cash acquired	-	(99,511)
Purchases of property, plant and equipment	(23,256)	(13,706)
Other	(104)	26
Net cash provided by (used in) investing activities	(23,360)	(113,191)

CASH FLOWS FROM FINANCING ACTIVITIES:
Stock options exercised	23,433	4,393
Repurchase of common shares	-	(22,580)
Repayment of debt and other borrowings	(159)	(35,646)
Incremental tax benefits from share-based payment arrangements	2,047	821
Net cash provided by (used in) financing activities	25,321	(53,012)

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	6,660	(4,236)

Net increase (decrease) in cash and cash equivalents	5,265	(92,986)
Cash and cash equivalents at beginning of period	455,198	478,613
Cash and cash equivalents at end of period	$460,463	$385,627

Cash payments for interest	$16,613	$18,057
Cash payments for income taxes	$46,611	$19,037

(a) Net of foreign exchange and acquisition effects

THOMAS & BETTS CORPORATION AND SUBSIDIARIES
Selected Information
(In millions, except E.P.S.)
(Unaudited)

Reconciliation of Unusual Items

	Quarter Ended

	June 30, 2011		June 30, 2010
	Net-of-Tax	E.P.S.	Net-of-Tax	E.P.S.

Reported net earnings from continuing operations	$43.5	$0.82	$32.2	$0.61

Excluded Items:
Facility consolidations	2.0	0.04	-	-
Legal settlements (a)	(3.0)	(0.06)	-	-
Environmental remediation charges (a)	-	-	3.3	0.06
Total excluded items	(1.0)	(0.02)	3.3	0.06

Net earnings excluding items	$42.5	$0.80	$35.5	$0.67

(a) Benefit and charges are reflected in Segment Information in Corporate expense.

Note: The Selected Information above is not calculated in accordance with Generally Accepted Accounting Principles (GAAP) and should not be considered a substitute for or superior to financial measures in accordance with GAAP. Management believes these non-GAAP financial measures provide investors and our management with additional useful information to measure and forecast our liquidity and operating results and to compare our liquidity and operating results on a more consistent basis against that of other companies in the markets that we serve.

THOMAS & BETTS CORPORATION AND SUBSIDIARIES

Selected Information (continued)
(In millions)
(Unaudited)

Reconciliation of Unusual Items - Segment Earnings

	Quarter Ended

	June 30, 2011				June 30, 2010
	Electrical	Steel	HVAC	Total	Electrical	Steel	HVAC	Total

Reported segment earnings	$93.2	$4.3	$2.4	$99.9	$84.3	$8.1	$2.3	$94.7

Unusual Items:
Facility consolidations	2.3	-	0.8	3.1	-	-	-	-
Total unusual items	2.3	-	0.8	3.1	-	-	-	-

Segment earnings excluding unusual items	$95.5	$4.3	$3.2	$103.0	$84.3	$8.1	$2.3	$94.7
Segment earnings - % of net sales	19.7%	7.3%	13.4%	18.2%	19.6%	16.2%	11.0%	18.9%

Note: The Selected Information above is not calculated in accordance with Generally Accepted Accounting Principles (GAAP) and should not be considered a substitute for or superior to financial measures in accordance with GAAP. Management believes these non-GAAP financial measures provide investors and our management with additional useful information to measure and forecast our liquidity and operating results and to compare our liquidity and operating results on a more consistent basis against that of other companies in the markets that we serve.

THOMAS & BETTS CORPORATION AND SUBSIDIARIES
Selected Information (continued)
(In thousands, except ratios)
(Unaudited)

Reconciliation of Free Cash Flow

	Year to Date

	June 30,	June 30,
	2011	2010

Net cash provided by (used in) operating activities	$(3,356)	$77,453

Less: Purchases of property, plant and equipment	(23,256)	(13,706)

Free Cash Flow	$(26,612)	$63,747

Reconciliation of Working Capital as a Percentage of Sales

	June 30,	December 31,	June 30,
	2011	2010	2010

Receivables, net	$306,964	$230,203	$265,069
Inventories	278,364	220,250	234,346
Accounts payable	(197,187)	(190,839)	(174,428)
Working capital	$388,141	$259,614	$324,987

Net sales - rolling 4 quarters	$2,140,234	$2,004,366	$1,899,351

Working capital as a percentage of sales	18.1%	13.0%	17.1%

Reconciliation of Total Debt-to-Total Capitalization

	June 30,	December 31,
	2011	2010

Current maturities of long-term debt	$331	$322
Long-term debt, net of current maturities	574,060	574,090
Total debt	574,391	574,412

Shareholders' equity	1,612,289	1,466,782

Total capitalization	$2,186,680	$2,041,194

Total debt-to-total capitalization	26.3%	28.1%

Note: The Selected Information above is not calculated in accordance with Generally Accepted Accounting Principles (GAAP) and should not be considered a substitute for or superior to financial measures in accordance with GAAP. Management believes these non-GAAP financial measures provide investors and our management with additional useful information to measure and forecast our liquidity and operating results and to compare our liquidity and operating results on a more consistent basis against that of other companies in the markets that we serve.

CONTACT:
Thomas & Betts Corporation
Tricia Bergeron, 901-252-8266
tricia.bergeron@tnb.com